Exhibit 99.1

FOOTNOTES

(1)
This statement is being filed by KERN Cobalt Co-Invest Partners AP LP (the “AP Partnership”), Kern Cobalt Group Management Ltd. (“KERN Cobalt Group”), The Board of Trustees of the Leland Stanford Junior University, Caisse de dépôt et placement du Québec (“Caisse”), KERN Energy Partners I LP (“KERN I”), KERN Energy Partners II LP (“KERN II”), KERN Energy Partners III LP (“KERN III”) and KERN Cobalt Co-Invest V LP (“KERN V”), each a limited partner of the AP Partnership; KERN Energy Partners I U.S. LP (“KERN I U.S.”), KERN Energy Partners II U.S. LP (“KERN II U.S.”) and KERN Energy Partners III U.S. LP (“KERN III U.S.”), each a limited partner of KERN V; KERN Cobalt Group V LLC (“KERN Group V”), the general partner of KERN V; KERN Energy Partners Management Ltd. (“KERN Management”), the general partner of KERN I and KERN I U.S.; KERN Partners Ltd. (“KERN Partners”), the sole stockholder of KERN Cobalt Group, KERN Management and KERN Energy Partners Management II Ltd. (“KERN Management II”) and the sole member of KERN Group V; KERN Management II, the general partner of KERN II and KERN II U.S.; KERN Energy Partners GP III LP (“KERN Energy GP”), the general partner of KERN III and KERN III U.S.; KERN Energy Partners Management III Ltd. (“KERN Management III”), the general partner of KERN Energy GP; and Pentti Karkkainen, a director of KERN Partners (collectively, the “Reporting Persons”). Neither the present filing nor anything contained herein shall be construed as an admission that any Reporting Person constitutes a “person” for any purpose other than for compliance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Due to the electronic system’s limitation of 10 Reporting Persons per joint filing, this statement is being filed in duplicate.

(2)
Pursuant to an underwriting agreement, dated February 23, 2012 (the “Underwriting Agreement”), by and among the underwriters named therein (the “Underwriters”), Cobalt International Energy, Inc. (the “Company”) and the selling stockholders named in Schedule A-1 and A-2 thereto (the “Selling Stockholders”), the Underwriters agreed to purchase from the Company and the Selling Stockholders and the Company and the Selling Stockholders agreed to sell to the Underwriters an aggregate of 52,000,000 shares of common stock, par value $0.01 (“Common Stock”), which aggregate amount includes 4,427,599 shares of Common Stock held directly by the AP Partnership and indirectly by the other Reporting Persons (the “Offering”).  In addition, pursuant to the Underwriting Agreement, the Underwriters were granted a 30-day option to purchase up to 7,800,000 additional shares of Common Stock, including an additional 667,699 shares of Common Stock, at the public offering price less the underwriting discounts and commissions which option may be exercised to cover any over-allotments of common stock (the “Over-Allotment Option”). On February 24, 2012, the Underwriters elected to exercise their Over-Allotment Option in full, and on February 29, 2012, the Underwriters closed on the Offering and the Over-Allotment Option, pursuant to which the Reporting Persons sold an aggregate of 5,095,298 shares of Common Stock.

Pursuant to the final prospectus filed by the Company on February 24, 2012, the public offering price in the Offering of Common Stock by the Company was $28.00 per share of Common Stock and the underwriting discount was $0.84 per share of Common Stock. Accordingly, the Reporting Persons sold an aggregate of 5,095,298 shares of Common Stock and received a price per share of Common Stock of $27.16 (which is net of underwriting discounts and commissions) for an aggregate amount of $138,388,293.68.

(3)
As of February 29, 2012 the Reporting Persons may be deemed to beneficially own 26,939,795 shares of Common Stock.  Each Reporting Person disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interests therein. Each Reporting Person may be deemed to be a member of a “group” for purposes of the Exchange Act. This Form 4 shall not be deemed to be an admission that any Reporting Person is a member of a “group”, the beneficial owner of any securities reported herein or has any pecuniary interest in any of the securities reported herein, in each case, for purposes of Section 16 of the Exchange Act or for any other purpose.